                                                                     EXHIBIT 3.3

                                    BYLAWS

                                      OF

                                 CONQUER, INC.

                    (hereinafter called the "Corporation")

                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.  Registered Office.  The registered office of the Corporation
                 -----------------
shall be Prentice-Hall Corporation System, Inc. 32 Lockerman Square, Dover, Delaware 19901, County of Kent.

     Section 2.  Other Offices.  The Corporation may also have offices at such
                 -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 1.  Place of Meetings.  Meetings of the stockholders for the
                 -----------------
election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meetings.  The Annual Meeting of Stockholders shall be
                 ---------------
held on the last Tuesday in November if not a legal holiday, otherwise on the next regular business day following at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 3.  Special Meetings.  Unless otherwise prescribed by law or by the
                 ----------------
Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by the President, a majority of the Board of Directors, or the holders of



BYLAWS OF CONQUER, INC. - PAGE 1 OF 15
a majority of all the shares of Capital Stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of the Special Meeting stating the place, Date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 4. Quorum. Except as otherwise provided by law or by the
                ------
Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 5. Voting. Unless otherwise required by law, the Certificate of
                ------
Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provided for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 6. Consent of Stockholders in Lieu of Meeting. Unless otherwise
                ------------------------------------------
provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at

BYLAWS OF CONQUER, INC. - PAGE 2 OF 15
a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 7.  List of Stockholders Entitled to Vote. The officer of the
                 -------------------------------------
Corporation who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 8.  Stock Ledger. The stock ledger of the Corporation shall be the
                 ------------
only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

     Section 1.  Number and Election of Directors. The affairs of the
                 --------------------------------
Corporation shall be managed by a Board of Directors. The number of directors may from time to time be fixed by resolution of such Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meeting of Stockholders, and each director so elected shall hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

     Section 2.  Vacancies. Vacancies and newly created directorships resulting
                 ---------
from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next Annual


BYLAWS OF CONQUER, INC. - PAGE 3 OF 15

Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal.

     Section 3.  Duties and Powers.  The business of the Corporation shall be
                 -----------------
managed by or under the directorship of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 4.  Meetings.  The Board of Directors of the Corporation may hold
                 --------
meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, the Secretary, or upon the written request of one-third of the number of directors of the Corporation. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     Section 5.  Quorum.  Except as may be otherwise specifically provided by
                 ------
law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6.  Actions of Board.  Unless otherwise provided by the Certificate
                 ----------------
of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 7.  Meetings by Means of Conference Telephone.  Unless otherwise
                 -----------------------------------------
provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or

BYLAWS OF CONQUER, INC. - PAGE 4 OF 15
any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

     Section 8.  Committees.  The Board of Directors may, by resolution passed
                 ----------
by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence of disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member or the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Section 9.  Compensation.  By resolution of the Board of Directors, the
                 ------------
directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

     Section 10.  Interested Directors.  No contract or transaction between the
                  --------------------
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as


BYLAWS OF CONQUER, INC. - PAGE 5 OF 15
to the contract or transactions are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorized the contract or transaction.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

     Section 1.  General.  The officers of the Corporation shall be chosen by
                 -------
the Board of Directors and shall be a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board, Treasurer, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

     Section 2.  Election.  The Board of Directors at its first meeting held
                 --------
after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The officers shall not receive any stated salary for their services; however, all officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation's business.


BYLAWS OF CONQUER, INC. - PAGE 6 OF 15

     Section 3.  Voting Securities Owned by the Corporation. Powers of attorney,
                 ------------------------------------------
proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 4. Chairman of the Board of Directors. The Chairman of the Board of
                ----------------------------------
Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation and shall have general supervision of its business. He shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

     Section 5. President. If no Chairman of the Board shall be elected, the
                ---------
President shall be the chief executive officer of the Corporation and shall have the powers and duties of the Chairman of the Board as set forth in Section 4 above. In the absence of the Chairman of the Board, if one shall be elected, the President shall preside at all meetings of the shareholders and Directors. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation. In addition, the President shall perform whatever duties and shall exercise all the powers that are given to him by the Board or by the Chairman of the Board, if one shall be elected.

     Section 6. Vice President. At the request of the President or in his
                --------------
absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one, if

BYLAWS OF CONQUER, INC. - PAGE 7 OF 15
there be any, (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who in the absence of the President, or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7. Secretary. The Secretary shall attend all meetings of the Board
                ---------
of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties of the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board, or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to give notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, if there be one, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix any seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     Section 8. Treasurer. The Treasurer, if there be one, shall have the cutody
                --------
of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meeting, or

BYLAWS OF CONQUER, INC. - PAGE 8 OF 15
when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 9.     Assistant Secretaries. Except as may be otherwise provided
                    ---------------------
in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and, in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 10.    Assistant Treasurers. Assistant Treasurers, if there be any,
                    --------------------
shall perform such duties and have such power as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and, in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 11.    Other Officers. Such other officers as the Board of
                    --------------
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.



BYLAWS OF CONQUER, INC. - PAGE 9 OF 15

                                   ARTICLE V

                                     STOCK
                                     -----

     Section 1.     Form of Certificates. Every holder of stock in the
                    --------------------
Corporation shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 2.     Signatures. Where a certificate is countersigned by (i) a
                    ----------
transfer agent other than the Corporation or its employee or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3.     Lost Certificates. The Board of Directors may direct a new
                    -----------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the mailing of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4.     Transfers. Stock of the Corporation shall be transferable in
                    ---------
the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constitute in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     Section 5.     Record Date. In order that the Corporation may determine the
                    -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to


BYLAWS OF CONQUER, INC. - PAGE 10 OF 15
express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6.     Beneficial Owners. The Corporation shall be entitled to
                    -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VI

                                    NOTICES
                                    -------

     Section 1.     Notices. Whenever written notice is required by law, the
                    -------
Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

     Section 2.     Waivers of Notice. Whenever any notice is required by law,
                    -----------------
the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


BYLAWS OF CONQUER, INC. -PAGE 11 OF 15

                                  ARTICLE VII

                              GENERAL PROVISIONS
                              ------------------

     Section 1. Dividends. Dividends upon the capital stock of the Corporation,
                ---------
subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock of the Corporation. Before payment of any dividend, there by be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     Section 2. Disbursements. All checks or demands for money and notes of the
                -------------
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed
                -----------
by resolution of the Board of Directors.


                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     Section 1. Right to Indemnification.
                ------------------------

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the Corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---- ----------
its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any


BYLAWS OF CONQUER, INC. - PAGE 12 OF 15
criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     (c) Notwithstanding the foregoing provisions of this Article VIII, the Corporation shall approve indemnification of any Person to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).

     Section 2. Indemnification for Expenses. Notwithstanding any other
                ----------------------------
provision of this Article VIII, to the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 3. Procedure to be Followed. Any indemnification under Section 1 of
                ------------------------
this Article VIII (unless ordered by a court) shall be paid by the Corporation if a determination is made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not attainable, or, even if attainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the majority vote


BYLAWS OF CONQUER, INC. - PAGE 13 of 15
of a quorum of the stockholders, that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article VIII.

     Section 4.  Payment of Expenses in Advance.  Expenses (including attorneys'
                 ------------------------------
fees) incurred by a director or officer in defending the civil or criminal action, suit or proceeding, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents may be so paid in such circumstances and upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 5.  Other Rights.  The indemnification and advancement of expenses
                 ------------
provided, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under my bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

     Section 6.  Insurance.  In addition to the indemnification by the
                 ---------
Corporation, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

     Section 7.  Severability.  If this Article VIII or any portion hereof shall
                 ------------
be invalidated on any ground by any court of competent jurisdiction, such invalidation shall in no way affect the remaining portions of this Article VIII, and the Corporation shall nevertheless indemnify each person sought to be indemnified under this Article VIII as to any expenses (including attorneys' fees),


BYLAWS OF CONQUER, INC. - PAGE 14 TO 15
judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

     Section 8. Indemnification of Others. Employees and agents who are not
                -------------------------
officers of the Corporation and any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise may be indemnified to the same extent that indemnification is provided in this Article VIII to directors and officers of the Corporation, in such circumstances and subject to such limitations, terms and conditions as the board of directors deems appropriate. Any indemnification provided pursuant to this Section 8 of
Article VIII shall not be deemed exclusive of any other rights to which such persons seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, or vote of stockholders or disinterested directors.

     Section 9. Amendments. No amendment, termination or repeal of this Article
                ----------
VIII or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall diminish in any way the rights of any person to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.


                                  ARTICLE IX

                                  AMENDMENTS
                                  ----------

     Section 1. Amendment of Bylaws. These Bylaws may be altered, amended or
                -------------------
repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

     Section 2. Entire Board of Directors. As used in this Article IX and in
                -------------------------
these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.


BYLAWS OF CONQUER, INC. - PAGE 15 OF 15

                        UNANIMOUS CONSENT OF DIRECTORS
                       IN LIEU OF ORGANIZATIONAL MEETING
                                      OF
                                 CONQUER, INC.

                                 JULY 19, 1994

     The undersigned, being all of the directors of Conquer, Inc., a Delaware corporation (the "Corporation"), hereby, pursuant to the provisions of Section 141(f) of the Delaware General Corporation Law, consent to, approve, and adopt the following resolutions:

          1.   Certificate of Incorporation.
               ----------------------------

     RESOLVED, that the Certificate of Incorporation that was submitted to, and reviewed by, the Board of Directors of the Corporation and that has been filed in the office of the Secretary of State of the State of Delaware on July 18, 1994, is approved, accepted, ratified, and adopted as the Corporation's Certificate of Incorporation.

     FURTHER RESOLVED, that the Secretary of the Corporation is directed to insert such Certificate of Incorporation in the minute book of the Corporation.

          2.   By-Laws.
               -------

     RESOLVED, that the By-Laws for the regulation and management of the affairs of the Corporation that were submitted to, and reviewed by, the Board of Directors of the Corporation are approved and adopted for and as the By-Laws of the Corporation, and the Secretary of the Corporation is directors to insert a copy of the By-Laws in the minute book of the Corporation.

          3.   Corporate Seal.
               --------------

     RESOLVED, that the corporate seal,
an impression of which appears on the
margin of this Consent, is hereby approved and adopted as the form of seal of the Corporation, provided that the use of such seal shall not be required upon, and shall not affect the validity of, any instrument issued or executed by the Corporation.

          4.   Stock Certificate.
               -----------------

     RESOLVED, that the form of certificate submitted to, and reviewed by, the Board of Directors of the Corporation is hereby approved and adopted as the form of certificate to evidence ownership of the Common Stock, $0.01 par value per share, of the Corporation (the "Common Stock") and the Secretary is hereby directed to insert a specimen thereof in the minute book of the Corporation.

          5.   Number of Directors.
               -------------------

     RESOLVED, that the number of Directors which shall constitute the entire Board of Directors of the Company be, and the same is hereby, established at three (3) directors.

          6.   Election of Officers.
               --------------------

     RESOLVED, that the following individuals are elected to the offices of the Corporation set forth opposite their respective names, each to serve as such until such officer's successor is duly elected and qualified or, if earlier, until such officer's death, resignation, or removal from office:

     Joseph A. Liemandt                 President

     Dennis R. Cassell                  Secretary


          7.   Organizational Expenses.
               -----------------------

     RESOLVED, that the appropriate officers of the Corporation be, and each hereby is, authorized and directed to pay all charges and expenses incident to and necessary for the organization of the Corporation and to reimburse any person who has made any disbursement therefor.

          8.   Calender Year.
               -------------

     RESOLVED, that the accounting year or tax year shall be a calender year including twelve (12) consecutive months ending on December 31.

          9.   Qualification to Transact Business as a Foreign Corporation.
               ------------------------------------------------------------

     RESOLVED, that the appropriate officers of the Corporation be, and each hereby is, authorized and directed to cause the Corporation to qualify as a foreign corporation in such jurisdictions as may be legally required by reason of the property owned, business conducted, or other activities effected by the Corporation in such jurisdictions now or at any time hereafter.

          10.  Issuance of Common Stock.
               ------------------------

     RESOLVED, that the Corporation issue 100 shares of its Common Stock to Trilogy Development Group, Inc. for a cash consideration of ten dollars ($10.00) per share; and

     RESOLVED FURTHER, that, following receipt of payment for such shares, the proper officers of the Corporation are hereby authorized and directed to issue certificates representing such shares and that, when such shares of stock are so issued, they shall be duly authorized, validly issued, fully paid and nonassessable.

          11.  Authorization.
               -------------

     RESOLVED, that the officers of the Corporation are hereby severally authorized (a) to sign, execute, certify to, verify, acknowledge, deliver, accept, file, and record any and all instruments and documents, and (b) to take, or cause to be taken, any and all such action, in the name and on behalf of the Corporation, as (in such officer's judgement) shall be necessary, desirable, or appropriate in order to effect the purposes of the foregoing resolutions.

     FURTHER RESOLVED, that any and all action taken by any proper officer of the Corporation prior to the date this Consent is actually executed in effecting the purposes of the foregoing resolutions is hereby ratified, approved, confirmed, and adopted in all respects.

     IN WITNESS WHEREOF, the undersigned directors of the Corporation have executed this Consent as of the date first above written.

                                                 /s/ Joseph A. Liemandt
                                                 --------------------------
                                                 Joseph A. Liemandt

                                                 /s/ B. Wade Monroe
                                                 -------------------------
                                                 B. Wade Monroe

                                                 /s/ Dennis R. Cassell
                                                 ------------------------
                                                 Dennis R. Cassell

[NUMBER]             [LOGO OF CONQUER, INC. APPEARS HERE]               [SHARES]


             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                 CONQUER, INC.

THE CORPORATION IS AUTHORIZED TO ISSUE 1,000 COMMON SHARES - PAR VALUE $.01 EACH


THIS CERTIFIES THAT   SPECIMEN    is the owner of ___________________________
                    -------------
fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated _______________